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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of this 1st day of November, 1997, by and between HERLEY INDUSTRIES, INC., a Delaware corporation (hereinafter the "Company") and GERALD I. KLEIN, (hereinafter called the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee entered into Employment Agreements dated November 1, 1987, April 1, 1990 and January 1, 1992; and

         WHEREAS, the Employment Agreement, dated January 1, 1992 was modified by Letter Agreements, dated November 30, 1992, June 21, 1993, November 28, 1994 and October 8, 1996; and

         WHEREAS, the Company and Employee desire to enter into a new employment agreement (the "Employment Agreement"), which agreement shall supersede all prior employment agreements and modifications thereto.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

         1. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes any employment or consulting agreements, or modifications or amendments thereto, oral or written, entered into between Employee and the Company or any of its subsidiaries, prior to the date of this Agreement, including, but not limited to, (i) the Employment Agreements between Employee and the Company, dated November 1, 1987, April 1, 1990 and January 1, 1992 and (ii) the modifications and amendments to the January 1, 1992 Employment Agreement, dated
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November 30, 1992, June 21, 1993, November 28, 1994 and October 8, 1996.

         2. TERM AND DUTIES. (a) Subject to earlier termination on the terms and conditions hereinafter provided, the term of the Employment Agreement shall be comprised of a period of active employment commencing on November 1, 1997 and ending on October 31, 2001 and a "consulting period" commencing at the end of the period of active employment and continuing thereafter to December 31, 2010. Notwithstanding the foregoing, Employee shall have the right to terminate his active employment and commence his consulting period at any time during his active employment.

         (b) During the period of active employment, Employee shall be employed as an executive of the Company. In such capacity, Employee agrees that he shall serve the Company under the direction of the Chief Executive Officer of the Company to the best of his ability, shall devote full time during normal business hours to such employment, shall perform all duties incident to his offices on behalf of the Company, and shall perform such other duties as may form time to time be assigned to him by the Chief Executive Officer of the Company.

         (c) Effective with the termination of the period of active employment, Employee shall cease to be an employee of the Company. However, in recognition of the continued value to the Company of Employee's extensive knowledge and expertise, Employee shall serve as a consultant to the Company during the consulting period. In such capacity, Employee shall consult with the Company and its respective senior executive officers with respect to its respective businesses and operations. Such consulting services shall not require more than fifty (50) days in any one year, it being understood and agreed that during the consulting period Employee shall have the right to undertake full time or part time employment with any business enterprise which is not a competitor of the Company. Employee's services as a consultant to the Company shall be required at such times and such places as shall result in the least
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inconvenience to Employee, having in mind his other business commitments which may obligate him to perform services prior to the performance of his services hereunder. To the end that there shall be a minimum of interference with Employee's other commitments, his consulting services shall be rendered by personal consultation at his residence or office wherever maintained, or by correspondence through mail, telegram or telephone, or other similar modes of communications at times, including weekends and evenings, most convenient to him. During the consulting period, Employee shall not be obligated to serve as a member of the Board of Directors of the Company or to occupy any office on behalf of the Employer or any of its subsidiaries or affiliates.

         3. RENUMERATION. (a) During the period of active employment, Employee shall receive the following compensation:

                  (i) The Company shall pay Employee a basic salary in the total sum of TWO HUNDRED SEVENTY-FIVE THOUSAND ($275,000) DOLLARS per annum during the term of his active employment with the Company; which salary shall be paid in weekly installments or in such other manner as shall be agreed to by the Company and Employee.

                  (ii) In addition to his salary set forth in Paragraph 3(a)(i) above, Employee shall receive an increment in an amount equal to the cumulative cost of living on his base salary as set forth in paragraph 3(a) (i) hereof as reported in the "Consumer Price Index, New York Northeastern New Jersey, all items", published by the United States Department of Labor, Bureau of Labor Statistics (using January 1, 1997 as the base date for computation). Such cost of living increment with respect to the aforesaid salary of Employee shall be made semi-annually as follows:

                  A. With respect to the first six months of each calendar year during the period of
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         employment, such increment shall be calculated and payable on or before the first day of August of such year; and

                  B. With respect to the last six months of each calendar year during the period of employment, such increment shall be calculated and payable on or before the first day of February of the following calendar year.

         If Employee's employment shall terminated during any six month period referred to in this Paragraph 3(ii), then the cost of living increment provided for herein shall be prorated accordingly.

                  (iii) Not later than one hundred twenty (120) days after the end of the fiscal year of the Company ending July 31, 1998 and for each subsequent fiscal year of the Company ending during the period of active employment, the Company shall also pay to Employee, as incentive compensation, three (3%) percent of the Consolidated Pretax Earnings of the Company in excess of the Company's Minimum Consolidated Pretax Earnings, as defined below in this clause (iii), and in no event more than Employee's annual salary set forth in clause (i) immediately above. For purposes hereof, the term "Consolidated Pretax Earnings of the Company" shall mean, with respect to any fiscal year, the consolidated income if any, of the Company for such fiscal year as set forth in the audited, consolidated financial statements (the "Financial Statements") of the Company and its subsidiaries included in its Annual Report to stockholders for such fiscal year, before deduction of taxes based on income or of the incentive compensation to be paid to Employee for such Fiscal year under this Agreement. For the purpose hereof the term "Minimum Consolidated Pretax Earnings" of the Company shall mean, with respect to any fiscal year, the amount of Consolidated Pretax Earnings of the Company equal to ten percent (10%) of (x) the Company's Stockholders' Equity, as set forth in the Financial
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         Statements for the beginning of such fiscal year, plus (y) the proceeds from the sale or acquisition of the Company's equity securities, less
         (z) the purchase price from the acquisition of the Company's equity securities, on a time-proportioned basis, during such fiscal year.

         (b) During the consulting period, Employee shall be entitled to a consulting fee at the rate of ONE HUNDRED THOUSAND ($100,000) DOLLARS per annum payable in monthly installments or in such other manner as shall be agreeable to the Company and Employee.

         4. EMPLOYEE BENEFITS; EXPENSES. (a) During the period of active employment, Employee shall receive all fringe benefits in the nature of health, medical, life, and/or other insurance, a Company car and related expenses as received by other officers of the Company.

         (b) During the term of this Employment Agreement and consulting period, the Company shall reimburse Employee for all proper expenses incurred by him, including disbursements made in the performance of his duties to the Company; provided, however, that no extraordinary expenses and/or disbursements shall be incurred by Employee without the prior approval of the Chief Executive Officer of the Company; and

         (c) In the event of the death of Employee during the period of active employment, the Company shall continue to pay to Employee's widow, or to such other person or persons as may be designated by Employee in his Will, or to his estate in the event of Employee's intestacy, the salary and compensation to which Employee in entitled pursuant to Paragraph 3(a) (i) hereunder for the two
(2) year period from date of death and one-half of such salary for the balance of the period covered by his active employment, and in the year of death a payment equal to the pro rata amount for said year of the compensation provided in Paragraph 3(a)(iii) that Employee may be
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entitled to.

         5. NON-COMPETITION. Employee agrees that during the term of this Employment Agreement he will not directly or indirectly enter into or remain in the employ of any person, firm or corporation, or engage in or have a financial interest in any business which is then directly or indirectly competitive to the business of the Company or is then manufacturing any article or product or performing any service which is the same as, or similar to, any articles or products manufactured, or service performed by the Company. In the event of a breach of this covenant not to compete, the parties acknowledge that the Company may be irreparably damaged and may not have an adequate remedy at law. The Company may therefore obtain injunctive relief, without the necessity of posting a bond, for any breach or threatened breach of this covenant. The parties hereto further acknowledge that this covenant not to compete is intended to conform with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expend or contract the restrictions of this covenant not to compete in order to conform with the laws of New York so that it shall bind the parties hereto.

         Employee further agrees that he will not use the name Herley Industries, Inc. or any variation thereof, or otherwise allow any person to use such name or permit any member of his family to use such name, or authorize the use of such name as or in the name of any corporation, partnership, firm or venture which manufactures any article, product, special process or performs any service which is the same as, or similar or in competition with any article, product, special process or service manufactured or performed by the Company, or as in the name of any such article or product.

         6. TERMINATION. Employee's employment hereunder may be terminated by the Company for a material breach of the terms of this Agreement.

         7. CONFIDENTIAL INFORMATION. With respect to any patent, invention,
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trademark or copyright hereinafter developed by Employee, Employee shall promptly notify the Company of any such patent, etc., and shall execute such documents as the Company may reasonably request in order to evidence the Company's title to same. In the event Employee determines to develop on his own time and expense and outside of the Company's facilities any invention, trademark or copyright not related to the Company's business, he shall notify the Company in writing of this determination and shall offer the Company an opportunity to acquire a 50% interest in same upon the Company's agreement to bear 50% of the costs (exclusive of any payments to Employee) of developing same. Employee represents and warrants that he does not now own of record or beneficially and directly or indirectly, any patent, etc.

         8. ORDINARY COURSE. Employee shall not, on behalf of the Company, enter into any contract other than those in the ordinary course of business of the Company, unless approved by the Board of Directors of the Company.

         9. DISABILITY. If during the term of this Employment Agreement, Employee is unable to serve the Company in accordance with the terms hereof, for a period of ninety (90) days or any aggregate of six (6) months in any one calendar year for any reason whatsoever, including, but not limited to, illness or incapacity, then the Company shall have the right, on ninety (90) days' written notice, to terminate Employee's employment and consulting services under this Agreement and, if Employee's employment and consulting services are so terminated, he shall be entitled to his annual compensation pursuant to paragraphs 3(a)(i) and 3(b) hereunder for the first year after such notice period, payable in weekly installments, and thereafter three-fourths of such compensation (provided that no payment shall be required for any period beyond October 31, 2001), payable in weekly installments for the balance of the period covered by this
Agreement.

         10. CONSOLIDATION OR MERGER. In the event of any consolidation or
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merger of the Company into or with any other corporation during the term of this
Agreement, or the sale of all or substantially all of the assets of the Company to another corporation during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

         11. NOTICES. Notice is to be given hereunder to the parties by telegram or by certified or registered mail, addressed to the respective parties at the addresses hereinbelow set forth or to such addresses as may be hereinafter furnished, in writing:

         TO:      GERALD I. KLEIN
                  845 Breneman Road
                  Manheim, Pennsylvania  17545

         TO:      HERLEY INDUSTRIES, INC.
                  10 Industry Drive
                  Lancaster, Pennsylvania 17603

         12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon an inure to the benefit of the successors and assigns of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include such other successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns, provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

         13. AMENDMENTS. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.


         14. CHANGE OF CONTROL. In the event there shall be a change in the present control of the Company as hereinafter defined, or in any person directly or indirectly presently
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controlling the Company, as hereinafter defined, Employee shall have the right to immediately receive as a lump sum payment an amount equal to (i) two (2) times his "base amount", within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (hereinafter "the Code"), reduced by (ii) $100.00.

                  For the purpose of this Agreement, a change in control of the Company, or in any person directly or indirectly controlling the Company, shall mean:

                           (a) a change in control as such term is presently
                  defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or

                           (b) if any "person" (as such term is used in Section
                  13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Employment Agreement is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) of the voting power of the Company's then outstanding securities; or

                           (c) if during any period of two (2) consecutive years
                  during the term of this Employment Agreement, individuals who at the beginning of such period
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                  constitute the Board of Directors cease for any reason to
                  constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

         15. GOVERNING LAW. This Employment Agreement is entered into and shall be construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the day and year first above written.

                                        HERLEY INDUSTRIES, INC.

                                        By:____________________________
                                                 LEE. N. BLATT
                                                 Chairman


                                        _______________________________
                                                 GERALD I. KLEIN
                                                 Employee